UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant To §240.14a-12

ARROWHEAD RESEARCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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ARROWHEAD RESEARCH CORPORATION

225 SOUTH LAKE AVENUE, SUITE 1050

PASADENA, CALIFORNIA 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 6, 2014

TO THE STOCKHOLDERS OF ARROWHEAD RESEARCH CORPORATION:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Arrowhead Research Corporation, a Delaware corporation (the “Company”), will be held on February 6, 2014, at 10:00 a.m., local time, at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, California 91101, for the following purposes:

1.	To elect six directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.	To approve the Company’s 2013 Incentive Plan (the “2013 Incentive Plan”), attached hereto as Annex A;

3.	To conduct an advisory vote on executive compensation;

4.	To ratify the selection of Rose, Snyder & Jacobs, LLP as independent auditors of the Company for the fiscal year ending September 30, 2014;

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal 1 relates solely to the election of the six directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on December 18, 2013 are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone as instructed in the Notice Regarding the Internet Availability of Proxy Materials, or to mark, sign, date and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

/s/Jane Davidson
Jane Davidson
Secretary

Pasadena, California
December 20, 2013

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. Stockholders of record are urged to vote via the Internet or telephone as instructed, or if you are voting by mail, to mark, sign and date and promptly return the proxy in the stamped return envelope provided. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Thursday, February 6, 2014

You may access the following proxy materials at www.edocumentview.com/ARWR

Notice of the 2014 Annual Meeting of Stockholders;

Company’s 2014 Proxy Statement;

Company’s Annual Report on Form 10-K for the year ended September 30, 2013; and

Form of Proxy Card

ARROWHEAD RESEARCH CORPORATION

225 South Lake Avenue, Suite 1050

Pasadena, California 91101

(626) 304-3400

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 6, 2014

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of Arrowhead Research Corporation (the “Company” or “Arrowhead”) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 6, 2014 at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, CA 91101.

The Company anticipates that these proxy solicitation materials will first be mailed on or about December 27, 2013 to all stockholders entitled to vote at the Annual Meeting.

Record Date

Only holders of record of our voting stock at the close of business on December 18, 2013 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding (i) 38,708,759 shares of common stock (“Common Stock”), (ii) 5,291 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and (iii) 46,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”, together the “Preferred Stock”). Holders of the Preferred Stock are entitled to vote with the holders of Common Stock on an as-converted basis, subject to the applicable limitations on their rights to convert the Preferred Stock into Common Stock. As of the Record Date, and without regard to conversion limits that may serve to reduce the number of shares eligible to vote at the annual meeting, the Preferred Stock was entitled to vote 10,741,086 equivalent shares of Common Stock. The Common Stock and that portion of the Preferred Stock that is entitled to vote at the Annual Meeting is sometimes referred to herein as the “Voting Stock”.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Voting and Solicitation

Each share of the Company’s Voting Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Shares of Voting Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors (the “Board”).

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares via the Internet or by telephone or by mail as set forth in the Notice.

In addition to proxy solicitation by a proxy solicitor engaged by the Company, if any, proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the costs of solicitation. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Voting Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum with respect to such matter. For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting; the effect of abstentions and broker non-votes on the proposals presented herein is discussed below.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes, up to six directors, will be elected.

With regard to all other proposals, the affirmative vote of a majority of the shares of Voting Stock entitled to vote thereon and present in person or by proxy at the Annual Meeting is required for approval (the “Required Vote”). With regard to these proposals, abstentions will be counted in tabulations of the votes cast on each such proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be excluded from the vote and will have no effect on its outcome.

Deadline for Receipt of Stockholder Proposals

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who intends to present a proposal at the Company’s 2015 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Arrowhead Research Corporation, 225 South Lake Avenue, Suite 1050, Pasadena, CA 91101, not later than August 29, 2014, in order to be considered for inclusion in our proxy materials for that meeting. Proposals received after that date may be excluded from the Company’s proxy statement.

Additionally, our Bylaws provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between 90 and 120 days prior to the one-year anniversary of the date of the 2014 Annual Meeting; provided, however, that if the 2015 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2014 Annual Meeting, then stockholders must provide notice within time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated the following six persons as directors to serve until the 2015 annual meeting and until their successors have been duly elected. Each of the nominees is currently a director of Arrowhead. Except as set forth in the biographical information below, none of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. The six nominees receiving the greatest numbers of votes at the Annual Meeting will be elected to the six director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth, with respect to each nominee for election, his age and current position with Arrowhead.

Nominees for Election as Directors. The Board unanimously adopted a resolution proposing the nominees set forth below for election as Directors of the Company for the next year.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name	Age	Position with Arrowhead
Christopher Anzalone	44	Chief Executive Officer & President, Director

Edward W. Frykman*	77	Director

Charles P. McKenney*	75	Director

Mauro Ferrari**	54	Director

Douglass Given	61	Director and Chairman of the Board

Michael S. Perry*	54	Director

*	Member of the Audit Committee, Compensation Committee and Nomination Committee.
**	Member of the Compensation Committee and Nomination Committee

Dr. Christopher Anzalone has been President, Chief Executive Officer and Director of the Company since December 1, 2007. In 2005, Dr. Anzalone formed and served as CEO of the Benet Group LLC, a private equity firm focused on creating and building new nano-biotechnology companies from university-generated science. While at the Benet Group, Dr. Anzalone was founding CEO in two portfolio companies, Nanotope Inc., a tissue regeneration company, and Leonardo Biosystems Inc., a cancer drug delivery company. Dr. Anzalone is a director of Arrowhead’s wholly-owned subsidiary, Arrowhead Madison Inc., majority-owned subsidiaries, Calando Pharmaceuticals, Inc., Ablaris Therapeutics, Inc., and Tego Biosciences Corporation and minority investment, Leonardo Biosystems, Inc. Prior to his tenure at the Benet Group, from 1999 until 2003, he was a partner at the Washington, DC-based private equity firm Galway Partners, LLC, where he was in charge of sourcing, structuring, and building new business ventures and was founding CEO of NanoInk, Inc., a leading nanolithography company. Dr. Anzalone holds a Ph.D. in Biology from UCLA and a B.A. in Government from Lawrence University. We believe Dr. Anzalone’s qualifications to serve on the Board include his deep understanding of the business through his role as Chief Executive Officer; in addition Dr. Anzalone has extensive experience in biotechnology, nanotechnology, company-building and venture capital.

Dr. Mauro Ferrari was appointed to the Arrowhead Board of Directors in 2010. Dr. Ferrari is the President and CEO of The Methodist Hospital Research Institute (TMHRI). He is also the President of The Alliance for NanoHealth. Dr. Ferrari is a director of, Leonardo Biosystems, Inc., in which Arrowhead holds a minority equity interest. Dr. Ferrari is an internationally recognized expert in nanomedicine and biomedical nanotechnology. Prior to assuming leadership of TMHRI, Dr. Ferrari was Professor and Chairman of The Department of NanoMedicine

and Biomedical Engineering at The University of Texas Health Science Center at Houston, Professor of Experimental Therapeutics at the MD Anderson Cancer Center, Adjunct Professor of Bioengineering at Rice University, and Adjoint Professor of Biomedical Engineering at the University of Texas in Austin. His previous academic appointments include professorships at UC Berkeley and Ohio State University.

From 2003 to 2005, he served as Special Expert on Nanotechnology and Eminent Scholar at The National Cancer Institute, where he led in the development of NCI’s program in Nanotechnology, which remains the largest program in NanoMedicine in the world. Dr. Ferrari has been serving as the Editor-in-Chief for “Biomedical Microdevices: BioMEMS and Biomedical Nanotechnology” since 1997. We believe Dr. Ferrari’s qualifications to serve on the Board include his extensive training and experience in the fields of nanotechnology, biotechnology and biomedical applications. Dr. Ferrari has significant technical training, several academic appointments and numerous published articles and patents. Additionally, Dr. Ferrari has extensive experience in developmental stage organizations having founded several startup companies.

Edward W. Frykman has been a director of the Company since January 2004. Mr. Frykman was an Account Executive with Crowell, Weedon & Co., a position he held from 1992 until 2008 when he retired. Before his service at Crowell, Weedon & Co., Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the Manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman is also a director of Acacia Research Corporation, a publicly-held corporation based in Newport Beach, California. Mr. Frykman is a director of Arrowhead’s majority-owned subsidiaries Calando Pharmaceuticals, Inc., Ablaris Therapeutics, Inc., and Tego Biosciences Corporation. We believe Mr. Frykman’s qualifications to serve on the Board include his long tenure as a member of the Board which enabled Mr. Frykman to gain a deep understanding of the company’s operations, strategy and finances. Mr. Frykman also has extensive experience in the fields of finance and public company oversight.

Dr. Douglass Given has been a director of the company since November 2010. He is an Investment Partner at Bay City Capital and has been with the firm since October 2000. He was formerly Chief Executive Officer and a director of NeoRx, Corporate Sr. Vice President and Chief Technical Officer of Mallinckrodt, and Chief Executive Officer and a director of Progenitor and Mercator Genetics. He held positions as Vice President at Schering Plough Research Institute, Vice President at Monsanto/G.D. Searle Research Laboratories, and Medical Advisor at Lilly Research Laboratories. Dr. Given is Chairman of Vivaldi Biosciences, a privately-held, venture-backed biotech company. Dr. Given chaired the Visiting Committee to the Division of Biological Sciences and the Pritzker School of Medicine at the University of Chicago from 2007-2013 and remains a lifetime member and Distinguished Alumni Awardee. He is a member of the Johns Hopkins Bloomberg School of Public Health Advisory Board, a member of the Harvard School of Public Health and the Advisory Board for the Stevens Institute at USC.

Dr. Given holds an MD with honors and a PhD from the University of Chicago, and an MBA from the Wharton School, University of Pennsylvania. He was a fellow in Internal Medicine and Infectious Diseases at Harvard Medical School and Massachusetts General Hospital. We believe Dr. Given’s qualifications to serve on the Board include his extensive experience in finance and business transactions, particularly investments in the life sciences industry as well as directorship roles in start-up biotechnology companies. Dr. Given also has significant leadership roles, including CEO and Senior Vice President, at several large pharmaceutical companies. Dr. Douglass Given is a brother of Dr. Bruce Given, our chief operating officer.

Charles P. McKenney has been a director of the Company since April 2004. Mr. McKenney has maintained a government affairs law practice in Pasadena, California since 1989, representing businesses and organizations in their relations with state and local government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping organize and carry out Sears’s western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California, City Council as well as on several city boards and committees, including three city Charter Reform Task Forces. Mr. McKenney is a director of Arrowhead’s majority-owned subsidiaries Calando Pharmaceuticals, Inc., Ablaris Therapeutics, Inc., and Tego Biosciences Corporation. We believe Mr. McKenney’s qualifications to serve on the Board include his long tenure as a member of the Board resulting in a deep understanding of the Company’s operations, strategy and finances. Mr. McKenney also has extensive experience providing strategic legal and advisory services to developmental stage organizations.

Dr. Michael S. Perry joined Arrowhead’s Board of Directors in December 2011. Dr. Perry is Global Head, Stem Cell Therapy at Novartis Pharma. Prior to his appointment at Novartis, Dr. Perry was a Venture Partner with Bay City Capital LLP from 2005 until November 2012 and President and Chief Medical Officer of Poniard Pharmaceuticals from 2010 to November 2012. He also currently serves as a member of the board of directors of AmpliPhi Biosciences Corporation (APHB.PK) and Avita Medical (ASX:AVH and OTCQX:AVMXY). He was Chief Development Officer at VIA Pharmaceuticals, Inc., a publicly held drug development company, from April 2005 until May 2009. Prior thereto, he served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from June 2003 to April 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter BioScience. From 1997 to 2000, Dr. Perry was President and Chief Executive Officer of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Corp. and from 1994 to 1997, he was Vice President of Regulatory Affairs for Novartis Pharma (previously Sandoz Pharmaceuticals). Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Pharmacology and a B.Sc. in Physics from the University of Guelph, Ontario, Canada. He is a graduate of the International Management Program at Harvard Business School. We believe Dr. Perry’s qualifications to serve on the board include his medical expertise and his extensive experience in preclinical and clinical drug development, including executive level leadership roles in several publicly held biotech companies.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•

The positions of Chairman of the Board and Chief Executive Officer are separated, which allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

•

A majority of the members of the Board are independent directors, as defined by the NASDAQ Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, due to his employment relationship with the Company, and Dr. Given, who is the brother of Bruce Given, the Company’s Chief Operating Officer. Non-employee directors do not receive consulting or other fees from the Company, other than Board and Committee compensation.

•

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board regularly reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

•

All of the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadresearch.com. The ethics policy meets the requirements of the NASDAQ Marketplace Rules, as well as the code of ethics requirements of the SEC.

•	The Audit, Compensation and Nomination Committees consist entirely of independent directors.

•	The independent directors meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•

The Audit Committee reviews and approves all related-party transactions or, if the size and nature of the transaction warrants, a special committee of non-related Board members is formed to negotiate and approve the transaction.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or any individual director can write to: Jane Davidson, Corporate Secretary, Arrowhead Research Corporation, 225 South Lake Avenue, Suite 1050, Pasadena, CA 91101. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Forward the communication to the Chairman of the Board, if addressed to the board of directors; or

•	If not addressed to any director or directors, attempt to handle the inquiry directly (for example, requests for information or stock-related matters).

Board Meetings and Committees

The Board held a total of fifteen meetings during the fiscal year ended September 30, 2013. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nomination Committee.

The functions of the Audit Committee are to select independent public accountants, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls, to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission, and to review any related-party transactions. The Audit Committee met four times during fiscal 2013. The current members of the Audit Committee are Edward W. Frykman, Chairman, Charles P. McKenney, and Michael S. Perry. The Board has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of the NASDAQ Marketplace Rules and are financially literate. The Board has determined that Mr. Frykman is an “audit committee financial expert” in accordance with the applicable regulations. The Audit Committee Charter is available on the Company’s website at www.arrowheadresearch.com.

The functions of the Compensation Committee are to review the goals and achievements of the Company and the Chief Executive Officer (“CEO”) for the prior year and approve the goals of the Company and the CEO for the next year, to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2004 Equity Incentive Plan and 2013 Incentive Plan. The Compensation Committee is specifically responsible for determining the compensation of the CEO and the other executive officers. The Compensation Committee reviews compensation recommendations made by the CEO for other senior executives of the Company at least annually. The Compensation Committee did not retain the services of a compensation consultant in fiscal 2013, but has engaged a consultant for fiscal 2014. The Compensation Committee met three times during fiscal 2013. The current members of the Compensation Committee are Michael S. Perry, Chairman, Edward Frykman, Charles P. McKenney, and Mauro Ferrari. The Board has determined that all members of the Compensation Committee are independent directors under the listing rules of the NASDAQ Marketplace Rules. The Compensation Committee’s charter is available on the Company’s website at www.arrowheadresearch.com. The Committee has not delegated any of its responsibilities or authorities granted under its charter.

The Nomination Committee is responsible for proposing a slate of directors for election by the stockholders at each Annual Stockholders Meeting and for proposing candidates to fill any vacancies. The Nomination Committee met once during fiscal 2013. The current members of the Nomination Committee are Michael S. Perry, Chairman, Edward Frykman, Charles P. McKenney and Mauro Ferrari. The Nomination Committee’s charter is available on the Company’s website at www.arrowheadresearch.com. The Nomination Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nomination Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nomination Committee reviews with the Board whether it believes the Board would benefit from adding new members and, if so, the appropriate skills and characteristics required for any new members. If the Board determines that a new member would be beneficial, the Nomination Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nomination Committee (or its chairman) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with viable candidates are scheduled with Nomination Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nomination Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board member positions have historically been identified through recommendations from directors or others associated with the Company. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nomination Committee pursuant to the procedures, set forth above, for communication with the Board. As described above, our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director to be considered by stockholders at a meeting, including requirements as to the timing, form and content of a stockholder’s notice.

The Nomination Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as independence, business experience at the corporate level, relevant non-competitive experience, and strong communication and analytical skills. In any given search, the Nomination Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the needs of the Company. However, during any search, the Nomination Committee reserves the right to modify its stated search criteria for exceptional candidates. While the Board does not have a policy with regard to consideration of diversity for selecting candidates, the Nomination Committee may consider diversity, including diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender, national origin and any other criteria deemed appropriate by the Nomination Committee.

No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal 2013, and (ii) the total number of meetings held by all committees of the Board during fiscal 2013 on which such person served.

In addition, the majority of the directors attended the 2013 Annual Meeting of Stockholders. It is the Company’s policy to encourage, but not require, that all directors attend our annual stockholder meetings.

FISCAL 2013 DIRECTOR COMPENSATION

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. Our non-employee chairman of the board receives a cash retainer of $42,500 per year; other non-employee directors receive a cash retainer of $37,500 per year, paid quarterly. Additionally, non-employee directors received periodic grants of stock options based on recommendation of the Compensation Committee. Non-employee directors who served as Committee Chairs received an additional grant of 5,000 stock options in fiscal 2013. Based on the policies of his current employer, Dr. Ferrari has declined to accept cash or equity compensation to date. Dr. Ferrari may elect to receive compensation in the future. The following table sets forth the total compensation paid to our non-employee directors in fiscal 2013. Dr. Anzalone’s compensation is set forth below in the Summary Compensation Table.

Name	Fee Earned or Paid in Cash ($)	Option Awards ($) (1) (2) (3)	Total ($)
Douglass Given	$31,875	$52,023	$83,898
Edward Frykman	$37,500	$45,553	$83,053
Charles McKenney	$37,500	$39,318	$76,818
Michael S. Perry	$37,500	$45,553	$83,053
Mauro Ferrari	$—	$—	$—

(1)	Edward Frykman and Michael S. Perry each received a grant of an option to purchase 5,000 shares of common stock in fiscal 2013 for their service as Chairs of the Audit and Compensation Committee, respectively. There are no additional payments for being a member of a committee. Dr. Ferrari has declined to receive cash compensation at this time.
(2)	This column represents the total grant date fair value, computed in accordance with ASC 718, of stock options granted during fiscal year 2013. The assumptions used to calculate the value of option awards are set forth under Note 10 to the Consolidated Financial Statements included with the Company’s fiscal 2013 Annual Report on Form 10-K.
(3)	Option grants to non-employee directors generally vest one year from date of grant. At September 30, 2013, Mr. Frykman had outstanding option grants to purchase 82,500 shares at prices ranging from $2.01 to $20.20; Mr. McKenney had outstanding option grants to purchase 75,000 shares at prices ranging from $2.19 to $20.20; Mr. Perry had outstanding option grants to purchase 77,000 shares at prices ranging from $2.01 to $5.19; Dr. Given had outstanding option grants to purchase 72,000 shares at prices ranging from $2.01 to $5.19; and Dr. Ferrari had outstanding option grants to purchase 24,843 shares at prices ranging from $9.60 to $28.70.

Vote Required; Recommendation of the Board

The six nominees receiving the greatest numbers of votes at the meeting, assuming a quorum is present, will be elected to the six director positions to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

FOR DIRECTOR IN PROPOSAL ONE.

PROPOSAL TWO

APPROVAL OF 2013 INCENTIVE PLAN

In Proposal Two, we are asking stockholders to approve the adoption of the 2013 Incentive Plan (the “2013 Plan”), including the material terms of performance goals for performance awards granted under the 2013 Plan. The 2013 Plan was adopted by the Board in December 2013 and will become effective only after approval of stockholders at the Annual Meeting.

We believe that employees, directors, consultants and key advisors should have a significant stake in the Company under programs that link compensation to stockholder return. As a result, equity compensation is considered to be an integral part of the Company’s compensation program. The Board approved the 2013 Plan because our 2004 Equity Incentive Plan (the “2004 Plan”) has very limited remaining shares in the Plan available for grant, will expire in December 2014, and the Company does not have any other plans under which equity awards can be granted.

The Board believes that the 2013 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•

Independent Committee. The 2013 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the NASDAQ standards for independence and who meet the definition of “non-employee directors” under Rule 16b-3(b)(3).

•

No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under the 2013 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•	No Repricing. Other than in connection with a corporate transaction affecting the Company, the 2013 Plan prohibits any repricing of stock options or SARs without stockholder approval.

•

Performance Awards. Under the 2013 Plan, the Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) as well as other performance-based awards.

Existing Equity Plan Information

At present, the Company has two existing equity incentive plans previously approved by our stockholders. Our 2004 Plan, under which 2,944,206 options to purchase shares of our Common Stock are currently outstanding, has been nearly depleted of shares and will expire by its terms on December 1, 2014. Our 2000 Stock Option Plan, under which 152,900 options to purchase shares of our Common Stock are currently outstanding, was closed to further grants upon the adoption of the 2004 Plan. All currently outstanding grants made under the 2000 Stock Option Plan will expire during 2014. Additionally, 405,550 options to purchase shares of our Common Stock are outstanding pursuant to new-hire inducement grants.

The following table includes aggregated information regarding awards outstanding as of December 18, 2013, and the proposed number of shares issuable under the 2013 Plan:

	Number of shares	As a percentage of stock outstanding (1)
Outstanding stock options	3,495,989	7.1%
Other outstanding equity awards	—	—
Total shares subject to outstanding awards as of December 18, 2013	3,495,989	7.1%
Total shares available for future awards as of December 18, 2013 under 2004 Plan	20,979	0%
Proposed shares available for future awards under 2013 Plan (2)	4,000,000	8.1%

(1)	Includes Common Stock outstanding and Common stock Equivalent of our Preferred Stock.
(2)	Plus an annual evergreen increase equal to up to 2% of the then outstanding shares of our Common Stock, subject to a maximum pool size of 15% of the common stock and common equivalent shares underlying the Preferred Stock. The percentage of stock outstanding does not take into account any future increases in the share pool as a result of the evergreen feature.

Certain information with respect to all of our equity compensation plans in effect as of September 30, 2013 is provided on page 20 under the heading “Equity Compensation Plan Information.”

Reasons for Seeking Stockholder Approval

The Board believes that equity grants are a critical part of the Company’s compensation program. Stockholder approval of the 2013 Plan would allow us to continue to attract and retain employees, directors, consultants and key advisors with equity incentives. The Board believes that the number of shares authorized to be issued under the 2013 Plan is necessary in order to continue to meet our compensation objectives. Stock-based awards comprise a significant component of the compensation of our executive management team and are important tool in attracting and retaining key employees. Furthermore, the Board believes the grant of equity based compensation awards aligns the long-term interests of shareholders and key employees. In determining to propose that the stockholders approve 4,000,000 shares, plus an annual increase of 2% of outstanding shares, to be authorized for issuance under the 2013 Plan, the Compensation Committee and Board considered our historical grant practices, data for annual burn rate (a measure of shares subject to stock-based awards granted annually as a percentage of shares issued and outstanding) and total equity overhang (a measure of shares subject to stock-based awards outstanding or reserved for future grant as a percentage of shares issued and outstanding), as well as Institutional Shareholder Services (ISS) guidelines.

If used in connection with stock-based awards made over a hypothetical five year period, the proposed 4,000,000 additional shares, plus up to 2% of outstanding shares per year subject to an overall 15% cap, would enable an average annual burn rate of approximately 5% (or less on a fully diluted basis), well below the ISS allowable cap for 2013 of 6.70% for annual burn rate for Pharmaceuticals and Biotechnology companies listed on the Russell 3000. Also, the Board considered the equity overhang. Prior to adoption of the 2013 Plan, the Company’s overhang is 7.1%. The Board believes this is well below the overhang of companies of comparable companies. The Board reviewed the overhang of 25 drug development companies without approved therapeutics with market capitalizations such that the market capitalization of the Company was roughly equal to the median. The median overhang of these companies was 16.2% of basic shares outstanding (not fully diluted). Eight of these companies had overhangs that were well over 20% and none had an overhang as low as the Company’s overhang. The addition of 4,000,000 shares would leave the Company with an overhang at approximately 15.2%, still below the median. Even with the annual increase of up to 2%, the Board believes overhang can be effectively managed comparable to this peer group as shares exercise or as awards expire.

In addition, stockholder approval of the 2013 Plan would preserve our ability to grant a range of tax-efficient stock-based incentive awards under the 2013 Plan. Section 162(m) generally limits the deductibility for U.S. income tax purposes of compensation paid to a publicly held corporation’s CEO or its three most highly paid named executive officers (other than its CEO or CFO) to the extent it exceeds $1 million. Certain performance-based compensation can be exempt from this limit if the requirements under Section 162(m) are met, including that the material terms, including the performance goals, be disclosed to and approved by stockholders every five years. For the 2013 Plan, these terms are described under “Eligibility,” “Individual Limits” and “Performance Criteria” below. Even with stockholder approval, there is no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, our Compensation Committee has the authority to provide compensation that is not exempt from the Section 162(m) deductibility limits.

Our stockholders last approved an amendment to increase the number of shares available under the 2004 Plan at our Annual Meeting held in March 2013. If stockholders do not approve this Proposal Two, the Company can continue to make awards under the 2004 Plan, but we will have very limited shares available for future equity grants, the 2004 Plan will expire in December 2014, and our ability to make tax deductible performance awards to executive officers after that period will be limited under Section 162(m).

Summary of the 2013 Plan

In December 2013, the Board adopted the 2013 Plan, subject to approval by our stockholders. This summary is not a complete description of all provisions of the 2013 Plan and is qualified in its entirety by reference to the 2013 Plan, which is attached as Annex A to this Proxy Statement.

Purpose. The purpose of the 2013 Plan is to advance the Company’s interests by providing for the grant to participants of stock-based and other incentive awards.

Plan Administration. The 2013 Plan is administered by our Compensation Committee, who has the authority to, among other things, interpret the 2013 Plan, determine eligibility for, grant and determine the terms of awards under the 2013 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2013 Plan. Our Compensation Committee’s determinations under the 2013 Plan are conclusive and binding.

Term. No awards will be made after the tenth anniversary of the plan’s adoption, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2013 Plan is 4,000,000 plus an annual increase each January 1 (beginning January 1, 2015 and with the last increase on January 1, 2023) equal to the lesser of two percent (2%) of the number of then outstanding shares of our common stock, provided that the sum of the shares issued under the 2013 Plan and the then applicable reserve of shares issuable under the 2013 Plan may not exceed 15% of the sum of the total shares of common stock issued and outstanding, plus the common-equivalent shares of common stock underlying Preferred Stock then outstanding, without regard to any applicable conversion limits. Any shares of common stock underlying awards that are settled in cash or that otherwise expire, terminate or are forfeited prior to the issuance of stock, would again be available for issuance under the 2013 Plan. Shares of common stock that are withheld by the Company from an award in payment of the exercise price of any award requiring exercise or in satisfaction of the tax withholding requirements with respect to any award will not again be available for issuance under the 2013 Plan. On December 18, 2013, the closing price of our common stock as reflected on NASDAQ was $9.14.

Individual Limits. The maximum number of shares for which options may be granted and the maximum number of shares of stock subject to SARs which may be granted to any person in any calendar year for purposes of Section 162(m) is, in each case, 750,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year for purposes of Section 162(m) is 750,000 shares. The maximum amount that may be paid to any person in any calendar year for purposes of Section 162(m) with respect to cash awards is $750,000.

Eligibility. Our Compensation Committee selects participants from among the key employees, directors, consultants and advisors of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of December 18, 2013, approximately 55 employees and 5 directors would be eligible to participate in the 2013 Plan.

Types of Awards. The 2013 Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, cash awards and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with awards under the 2013 Plan.

•	Restricted and Unrestricted Stock: A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

•

Stock Options and SARs: The 2013 Plan provides for the grant of ISOs, non-qualified stock options (“NSOs”), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. Our Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years. SARs are payable in cash, in shares of our common stock or in a combination of cash and shares.

•

Stock Units: A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

•	Performance Awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

•	Cash Awards: A cash award is an award denominated in cash.

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee or in an award agreement, upon a termination of employment or service all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

Performance Criteria. The 2013 Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) are limited to an objectively determinable measure of performance relating to any, or any combination of, the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), our Compensation Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions and divestitures) occurring during the performance period of such award that affect the applicable performance objectives.

Transferability. Awards under the 2013 Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee.

Corporate Transactions. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, our Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. In the event of a Change in Control, each outstanding Award will fully vest and become exercisable unless the Compensation Committee, acting in its sole discretion, elects otherwise. Except as our Compensation Committee may otherwise determine awards not assumed or exercised will terminate in connection with such corporate transaction. Change in Control has the meaning set forth in the 2013 Plan, but generally means a person or entity becoming the owner of securities representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote for directors; the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; the consummation of the sale or disposition by the Company of all or substantially all of its assets; or a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of ASC 718), our Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2013 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the plan.

Amendment and Termination. Our Compensation Committee can amend the 2013 Plan or outstanding awards, or terminate the 2013 Plan as to future grants of awards, except that our Compensation Committee will not be able alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2013 Plan or reserved by our Compensation Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements.

Federal Income Tax Consequences Under 2013 Plan

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2013 Plan under current federal tax laws and certain other tax considerations associated with awards under the 2013 Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2013 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code (“Section 409A”). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs and certain performance awards under the 2013 Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m). However, as discussed above in “Reasons for Seeking Stockholder Approval,” the Compensation Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Section 409A. Section 409A imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. Stock options and SARs granted under the 2013 Plan are intended to be exempt from Section 409A. The 2013 Plan gives the Compensation Committee the flexibility to prescribe terms for other awards that are consistent with the requirements of, or an exemption from, Section 409A.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Vote Required; Recommendation of the Board

Proposal Two must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation program objective is to attract and retain executives who can achieve the short and long-term goals of the Company. The program seeks to do the following:

•	Attract and retain talent needed to achieve the Company’s strategic and operational goals;

•	Motivate employees by providing competitive compensation packages;

•	Recognize and reinforce individual performers who do an outstanding job; and

•	Align the interests of senior management with the interests of the stockholders.

The Compensation Committee, comprised solely of independent directors, makes all compensation decisions regarding the Chief Executive Officer of the Company and reviews and approves the compensation of other Named Executive Officers (NEOs). The compensation of other officers is reviewed annually by the Compensation Committee. The Compensation Committee can and does exercise its discretion to modify any recommended adjustment or award to senior executives.

Components of the Compensation Plan.

Below is a discussion of the three principal components of our executive compensation program. These are in addition to the benefits programs generally available to our employees, including health, life, disability insurance and a 401(k) plan. We believe that paying a mix of these three components to our executive officers is appropriate to meet the objectives described above. The Compensation Committee retains authority to allocate total compensation between the three components on an annual basis, with a view toward maintaining an optimal balance between the three components to reward performance over time. Therefore, payments in any particular category may fluctuate from year to year to reflect individual performance, the Company’s financial position and operational performance, and competition for executive talent in our industry. The three principal components to our compensation program are:

Base Salary: Each of our executive officers receives a fixed base salary. The Compensation Committee reviews base salary on a regular basis to determine the appropriateness of each executive officers’ base salary based on professional judgment and comparative analysis of salaries paid for comparable positions at comparable companies, with the objective of compensating officers at or near the 50th percentile.

Equity Awards: The Company’s equity compensation program is designed to incentivize employees to work toward the short-term and long-term goals of the Company and to align the interests of employees with the interests of stockholders. All employees are eligible to participate in the Company’s equity compensation program.

Performance and Hiring Awards: Based on individual performance, the Company gives cash performance bonuses to employees. These bonuses are generally paid to executive officers on an annual basis and are approved by the Compensation Committee based upon input from the CEO. The Compensation Committee sets annual performance goals for the CEO and determines any bonus award based on achievement of these goals and the Company’s overall performance.

The compensation paid to our NEO’s is described on pages 21 and 22 of this proxy statement for the fiscal year ended September 30, 2013. The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as set forth in the compensation tables and narrative discussion, is hereby APPROVED.”

Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

Proposal 3 must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs, LLP (“RS&J”) as the Company’s independent auditors for the fiscal year ending September 30, 2014, and that selection is now being submitted to the stockholders.

A representative of RS&J will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Stockholders are not required to ratify the appointment of RS&J as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain RS&J. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required; Recommendation of the Board

In order to be ratified, Proposal 4 must be approved by a majority of Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

AUDIT FEES

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, Rose, Snyder & Jacobs, LLP may potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, detailed to the particular service or category of services to be rendered and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis. All engagements of our independent registered public accounting firm in 2013 and 2012 were pre-approved by the audit committee.

The following table sets forth the aggregate fees invoiced by RS&J for the fiscal years ended September 30, 2013, and September 30, 2012:

	Year Ended September 30,
	2013	2012
Audit fees (1)	$106,000	$159,065
Audit-related fees (2)	3,500	42,459

Total	$109,500	$201,524

(1)	Fees invoiced by RS&J include year-end audit and periodic reviews of Forms 10-Q and 10-K.
(2)	Fees invoiced by RS&J related to Comfort Letters and Consents for financings and registration statements, and other agreed-upon procedures.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal 2013, which include the consolidated balance sheets of the Company as of September 30, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended September 30, 2013 and 2012 and for the period from May 7, 2003 (inception) through September 30, 2013, and the notes thereto.

Composition. The Audit Committee of the Board is comprised of three directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Edward W. Frykman, Charles P. McKenney and Michael S. Perry. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act and Rule 5605(c) of the NASDAQ Marketplace Rules, and are financially literate.

Responsibilities. The responsibilities of the Audit Committee include engaging an accounting firm as the Company’s independent registered public accounting firm. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and independent registered public accounting firm. On December 18, 2013, the Audit Committee consisted of Edward W. Frykman, Charles McKenney and Michael S. Perry. On that date, the Audit Committee met separately to review the Company’s consolidated audited financial statements and held discussions with management and RS&J. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The members of the Audit Committee discussed with RS&J matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the firm’s independence with RS&J.

Conclusion. Based upon the Audit Committee’s review of the financial statements and discussions with management and RS&J, the Audit Committee’s review of the representations of management and the report of RS&J to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as filed with the SEC.

This report is submitted by the Audit Committee of the Board.

Edward W. Frykman, Chairman

Charles P. McKenney

Michael S. Perry

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 18, 2013, by (i) each of the named executive officers named in the table under “Executive Compensation and Related Information,” (ii) each director, (iii) all current directors and executive officers as a group, and (iv) the holders of greater than 5% of our total shares outstanding known to us. Unless otherwise specified in the footnotes to the table below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable, and the address of each stockholder is c/o Arrowhead Research Corporation, 225 South Lake Avenue, Suite 1050, Pasadena, California 91101 unless otherwise indicated.

	Number and Percentage of Shares Beneficially Owned (1)
	Shares	Percentage
5% Beneficial Owners
RA Capital LP. (3) 20 Park Plaza Boston, MA 02116	3,867,005	9.99%
Baker Bros. Advisors LLC (2) 667 Madison Ave New York, NY 10065	3,867,005	9.99%
Austin W. Marxe & David M Greenhouse (4) c/o Special Situations Funds 527 Madison Avenue Suite 2600 New York, NY 10022	3,867,005	9.99%
Camber Capital Management LLC (5) 101 Huntington Avenue Boston, MA 02199	2,499,999	6.5%
QVT Financial LP (6) 1177 Avenue of the Americas New York, NY 10036	2,047,781	5.3%
Executive Officers and Directors
Chris Anzalone (7)	422,461	1.1%
Kenneth Myszkowski (8)	123,312	*
Bruce Given (9)	81,730	*
Edward Frykman (10)	62,500	*
Charles McKenney (11)	55,220	*
Mauro Ferrari (12)	26,795	*
Douglass Given (13)	40,000	*
Michael S. Perry (14)	38,542	*
All executive officers and directors as a group (8 persons) (15)	850,560	2.2%

*	Less than 1%
(1)	Based on 38,708,579 shares of Common Stock issued and outstanding as of December 18, 2013. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 18, 2013, or within sixty days of such date (including upon conversion of the Preferred Stock), are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by a group.

(2)	Based on a Schedule 13F-HR filed November 14, 2013 on behalf of Baker Bros. Advisors LLC.
(3)	Based on a Schedule 13G/A filed November 14, 2013 on behalf of RA Capital L.P.
(4)	Based on a Schedule 13F filed November 8, 2013 on behalf of AWM Investment Co., Inc.
(5)	Based on a Schedule 13F-HR filed November 14, 2013 on behalf of Camber Capital Management LLC.
(6)	Based on a Schedule 13G filed October 18, 2013 on behalf of QVT Financial LP.
(7)	Includes 15,772 shares issuable upon the exercise of common stock purchase warrants and 372,515 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(8)	Includes 121,812 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(9)	Includes 121,939 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(10)	Includes 55,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(11)	Includes 53,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(12)	Includes 24,845 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(13)	Includes 40,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(14)	Includes 38,542 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 18, 2013.
(15)	Includes 787,944 shares issuable upon the exercise of stock options, and 15,772 shares issuable upon the exercise of common stock purchase warrants that are exercisable within 60 days of December 18, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2013 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be Issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,118,085	$4.67	—
Equity compensation plans not approved by security holders (2)	301,200	$4.69	—

Total	3,419,285	$4.68	—

(1)	Includes options outstanding representing 2,965,185 shares subject to the 2004 Equity Incentive Plan and 152,900 shares subject to the 2000 Stock Option Plan. No additional shares are available for issuance under the 2000 option plan.
(2)	Includes inducement options issued to newly hired employees.

Current Executive Officers of the Registrant

The names, ages and positions of our current executive officers serving as of December 18, 2013 are provided below. Biographical information regarding these officers is set forth under the following table, except for Dr. Anzalone, whose biography is set forth above with our other directors.

Name	Age	Position with Arrowhead
Christopher Anzalone	44	Chief Executive Officer & President and Director

Kenneth A. Myszkowski	47	Chief Financial Officer

Bruce Given	59	Chief Operating Officer

Kenneth A. Myszkowski, Chief Financial Officer, joined Arrowhead in 2009. Prior to joining Arrowhead, Mr. Myszkowski served as the corporate controller for Broadwind Energy, a public energy company which provides products and services to the wind energy industry. Previous to his position at Broadwind, Mr. Myszkowski was controller for Epcor USA, the U.S. headquarters for Epcor Utilities, Inc., a public energy company. Prior to Epcor, Mr. Myszkowski was controller for two start-up ventures: NanoInk, specializing in Dip Pen Nanolithography, a nanofabrication technology, and Delphion, which provided on-line tools for intellectual property research. Mr. Myszkowski also held several corporate roles at FMC Corporation, and Premark International, both Fortune 500 conglomerates. He began his career in the audit practice of Arthur Andersen & Co. in Chicago, Illinois. Mr. Myszkowski received his undergraduate degree from the University of Illinois, and his MBA from the University of Chicago Booth School of Business. He is a certified public accountant.

Dr. Bruce Given, Chief Operating Officer, joined Arrowhead in 2011. Since October 1, 2009, Dr. Given has been a director of the Company’s subsidiary, Calando Pharmaceuticals, Inc., and since February 1, 2010, Dr. Given has been Chief Executive Officer of Leonardo Biosystems, Inc., in which Arrowhead holds a minority equity interest. Dr. Given was a member of the Board of Directors for ICON, plc. from 2004 until his retirement in 2013 and Chairman of its Board of Directors from 2010 to 2013. Dr. Given served as the President and Chief Executive Officer, and as a member of the Board of Directors of Encysive Pharmaceuticals, an R&D-based commercial pharmaceutical company, roles he held from

2002 through 2007. Subsequent to his tenure at Encysive until 2011, Dr. Given was President of Bruce Given Consulting, a firm that provides consulting services to biotech companies. Prior to his tenure at Encysive, Dr. Given held several senior executive roles at Johnson and Johnson, Sandoz Pharmaceuticals, and Schering-Plough. Dr. Given obtained his bachelor of sciences degree from Colorado State University, graduating Phi Beta Kappa. He received his M.D. degree with honors from the University of Chicago, Pritzker School of Medicine and completed his medical training at the University of Chicago and at Brigham and Women’s Hospital in Boston, where he was a Clinical Fellow at Harvard Medical School. He is board certified in internal medicine and endocrinology and metabolism and has authored 33 scientific publications. Dr. Bruce Given is a brother of Dr. Douglass Given, a director of the company.

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid, awarded or earned for services rendered during fiscal 2013 and fiscal 2012 by our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer. We refer to those persons collectively as our “Named Executive Officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Christopher Anzalone President & Chief Executive Officer	2013 2012	504,808 473,000	75,000 200,000	— —	463,393 811,685	— —	1,043,201 1,484,685

Ken Myszkowski Chief Financial Officer	2013 2012	277,644 262,000	27,500 60,000	— —	173,740 425,672	8,891 9,731	487,775 757,403

Bruce Given Chief Operating Officer (3)	2013 2012	363,462 317,000	54,000 —	— —	334,900 605,445	9,660 9,459	762,022 931,904

(1)	This column represents the total grant date fair value, computed in accordance with ASC 718, of stock options granted during fiscal year 2013 and 2012. The assumptions used to calculate the value of the stock underlying the option awards are set forth in Note 10 of the Notes to the Consolidated Financial Statements included with the Company’s Annual Report on 10-K, except that the assumed forfeiture rate used for these purposes is zero.
(2)	Amounts consist of 401(k) matching contributions.
(3)	Bruce Given was hired on October 26, 2012, thus compensation reflected in 2012 is for a partial year of approximately eleven months.

Employment Agreements and Change of Control Arrangements

Each of the Company’s Named Executive Officers is an at-will employee. Mr. Anzalone’s employment agreement, as amended, provides for a minimum base salary of $500,000 and for an annual review of his salary by the Compensation Committee. Mr. Myszkowski’s annual salary is determined on an annual basis by the Compensation Committee. The Named Executive Officers’ annual bonus and stock and option awards are determined on an annual basis by the Compensation Committee. The Company generally does not have severance or change of control arrangements with its Named Executive Officers, except that Mr. Anzalone is entitled to severance pay equal to one month’s base salary and an amount equal to the premiums on his medical and dental benefits for thirty days upon termination in accordance with his employment agreement. Mr. Myszkowski is entitled to severance pay equal to three month’s base salary plus an amount equal to the premiums on his medical and dental benefits for the same period. Additionally, pursuant to the 2004 Equity Incentive Plan, any unvested awards held by plan participants, including the Named Executive Officers, become fully vested upon a change of control, except as otherwise determined by the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information, with respect to the Named Executive Officers, concerning the Outstanding Equity Awards of the Company’s stock as of September 30, 2013. Note the information provided here reflects adjustments related to the 1 for 10 reverse stock split effected on November 17, 2011.

	Option Awards (1)
	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Christopher Anzalone	2,500	—	21.30	6/11/2018
	112,650	—	5.10	10/8/2019
	56,325	—	5.20	3/4/2020
	39,583	10,417	9.90	8/16/2020
	7,188	7,812	4.60	10/21/2021
	67,292	102,708	5.19	2/16/2022
	12,500	37,500	2.62	9/28/2022
	16,667	183,333	2.01	5/6/2013
	—	69,991	4.75	9/21/2023
Ken Myszkowski	23,177	1,823	7.00	11/16/2019
	8,000	—	5.20	3/4/2020
	9,500	2,500	9.90	8/16/2020
	7,188	7,812	4.60	10/21/2021
	32,854	50,146	5.19	2/16/2022
	6,250	18,750	2.62	9/28/2022
	7,500	82,500	2.01	5/6/2023
	—	20,000	4.75	9/21/2023
Bruce Given	1,000	—	6.20	9/28/2019
	14,375	15,625	5.20	10/26/2021
	43,542	66,458	5.19	2/16/2022
	8,750	26,250	2.62	9/28/2022
	14,167	155,833	2.01	5/6/2023
	—	40,000	4.75	9/21/2023

(1)	Except for 30,000 options granted to Bruce Given as an inducement grant upon his hire, all option awards were granted under the 2004 Equity Incentive Plan of the Company. Options are priced at the market closing price on the day of the award. Options have various vesting parameters, but generally vest within 48 months or less after the award is granted.

Option Exercises and Stock Vested in Fiscal Year 2013

No named executive officers exercised any options or had any restricted stock vest in fiscal year 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the Common Stock) are required to file with the SEC and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the fiscal year ended September 30, 2013, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a).

REVIEW AND APPROVAL OF RELATED-PARTY TRANSACTIONS

Our Board has adopted policies and procedures for the review and approval of related-party transactions and has delegated to the Audit Committee the authority to review and approve the material terms of any proposed related-party transactions. To the extent that a proposed related-party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter may also be considered by the other disinterested directors.

Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance Committee Charter, each of our officers, directors and employees must disclose related-party transactions to our Board of Directors. In order to avoid conflicts of interest, our executive officers and directors may not acquire any ownership interest in any supplier, customer or competitor (other than nominal amounts of stock in publicly traded companies), enter into any consulting or employment relationship with any customer, supplier or competitor, or engage in any outside business activity that is competitive with any of our businesses, without first disclosing the proposed transaction. After the proposed transaction has been disclosed, a determination will be made by our Board or Audit Committee as to what course to follow, depending on the nature or extent of the conflict. Furthermore, our executive officers and directors may not serve on any board of directors of any customer, supplier or competitor unless such board service has been disclosed to us and approved by our Board.

In determining whether to approve or ratify a related-party transaction, the Board and/or Committee may consider, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Board or Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Audit Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit Committee reviews and assesses the ongoing relationship with each related party to see that it is in compliance with the committee’s guidelines and that the related-party transaction remains appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As of September 30, 2013, a majority of the members of the Board are independent directors, as defined by the NASDAQ Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, the Company’s Chief Executive Officer, and Dr. Douglass Given, the brother of the Company’s Chief Operating Officer. Non-employee directors do not receive consulting, legal or other fees from the Company, other than Board compensation.

Leonardo Biosystems, Inc. (“Leonardo”) was co-founded by the Company’s President and Chief Executive Officer, Dr. Christopher Anzalone, who beneficially owns approximately 9.4% of the outstanding voting securities of Leonardo. Dr. Anzalone does not hold options, warrants or any other rights to acquire securities of Leonardo. Dr. Anzalone has the right to appoint a representative to the Board of Directors of Leonardo. Dr. Anzalone has not received any compensation for his work on behalf of Leonardo since joining the Company on December 1, 2007.

During fiscal 2013, a portion of Arrowhead employee salary costs, including Dr. Anzalone’s salary and administrative overhead, was charged to Leonardo for management and administrative services provided by Arrowhead to Leonardo. During fiscal 2013, the charge for services provided to Leonardo was $166,000. In addition, during fiscal 2013, Arrowhead made cash advances to Leonardo of $344,000. It is not clear if Leonardo will be able to re-pay Arrowhead, accordingly the amounts due from Leonardo have been fully reserved. In addition, Dr. Bruce Given, the Company’s Chief Operating Officer, and CEO of Leonardo is the brother of Dr. Douglass Given, a member of Arrowhead’s Board of Directors. Dr. Douglass Given has no financial interest in Leonardo.

Annual report on Form 10-K

The Company will mail, without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 including the financial statements, schedules and a list of exhibits. Requests should be sent to Arrowhead Research Corporation, 225 S. Lake Avenue, Suite 1050 Pasadena, CA 91101, Attn: Corporate Secretary, Phone (626) 304-3400.

Stockholders Sharing the Same Address

We may satisfy SEC rules regarding delivery of proxy statements including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one Notice, and if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our Notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the Notice and/or other proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Notice, and if applicable, other proxy materials either now or in the future, please contact us at the address provided below. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.

Arrowhead Research Corporation

225 S. Lake Avenue, Suite 1050

Pasadena CA 91101

Attn: Corporate Secretary

Phone (626) 304-3400

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jane Davidson
Jane Davidson,
Secretary

Pasadena, California

December 20, 2013

Annex A

ARROWHEAD RESEARCH CORPORATION 2013 INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; determine whether Awards should be settled in cash and/or shares of Stock; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 4,000,000 plus an annual increase each January 1 (beginning January 1, 2015 and with the last increase on January 1, 2023) equal to the lesser of: (i) two percent (2%) of the number of then outstanding shares of Stock or (ii) such lesser number as determined by the Board, provided, however, that the sum of (A) the Shares issued under the Plan, plus (B) the then-applicable reserve of Shares issuable under the Plan, may not exceed fifteen percent (15%) of the sum of (C) the total Stock issued and outstanding, plus (D) all Stock underlying any series or class of convertible preferred stock then outstanding (determined without regard to any applicable conversion limits on such preferred stock). Notwithstanding the preceding sentence, no more than 25,000,000 shares of Stock may be delivered either in satisfaction of ISOs awarded under the Plan or, to the extent required by applicable law, to Participants who are residents of the State of California on the date of grant (“California Participants”). Nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, (x) ISOs be awarded under the Plan or (y) Awards to California Participants be made under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by treating as having been delivered any shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder, (ii) by treating as having been delivered any shares of Stock underlying the portion of any Award that is settled in Stock, and (iii) by treating as having been delivered any shares of Stock withheld by the Company from any Award in payment of the exercise price of any Award requiring exercise or in satisfaction of the tax withholding requirements with respect to any Award. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. For purposes of Section 162(m), the following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person in any calendar year:

(1) Stock Options: 750,000 shares of Stock.

(2) SARs: 750,000 shares of Stock.

(3) Awards other than Stock Options, SARs or Cash Awards: 750,000 shares of Stock.

(4) Cash Awards: $750,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to either the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6. RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933, as amended), subject to such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B), (C), and (D) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C), (D) and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months and (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve months and (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of six months and (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(E) All Awards (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act, or any stock exchange or similar rule adopted under said Section.

(6) Taxes. The grant of an Award and the delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary or appropriate. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan or in any Award will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan; nor will anything in the Plan or in any Award affect the right of the Company or its Affiliates to discharge or discipline a Participant at any time. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11) Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 of the Plan, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the fair market value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines, it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one share of Stock (as determined in accordance with this Section 7(a)(2)), the Award may be cancelled with no payment due hereunder.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction. Notwithstanding the foregoing, in the event of a Change in Control, each outstanding Award will, absent an affirmative determination by the Administrator to the contrary (which determination may be made in the Administrator’s sole and absolute discretion) fully vest and become exercisable immediately prior to the consummation of such Change in Control, and the Administrator shall notify the Participant in writing or electronically that the Award will be fully vested and exercisable for a period of at least fifteen (15) days from the date of such notice, (which notice may be delivered prior to the consummation of the Change in Control) and the Award will terminate upon the expiration of such period if not otherwise assumed or substituted pursuant to Section 7(a)(1) above or cashed-out pursuant to Section 7(a)(2) above.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case and except for the 15-day exercise period set forth above in Section 7(a)(3), each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company, or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any

Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchange or other trading system on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Central District of California for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Central District of California; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Change in Control”: The first to occur of (i) a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or one of its subsidiaries or an employee benefit plan of the Company or any of its subsidiaries, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) a consummation of (x) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale or disposition by the Company of all or substantially all the Company’s assets; or (iii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Arrowhead Research Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Arrowhead Research Corporation 2013 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash and/or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Arrowhead Research Corporation IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 9:00 AM, Pacific Time, on February 6, 2014. Vote by Internet Go to www.investorvote.com/ARWR Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4. 1. To elect six (6) directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected; 01 - Christopher Anzalone 02 - Mauro Ferrari 03 - Edward W. Frykman 04 - Douglass Given 05 - Charles P. McKenney 06 - Michael S. Perry Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 2. To approve the Company’s 2013 Incentive Plan. For Against Abstain 3. To approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. 4. To ratify the selection of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending September 30, 2014. For Against Abstain For Against Abstain B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 1 7 7 9 0 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Notice of the 2014 Annual Meeting of Stockholders; Company’s 2014 Proxy Statement; Company’s Annual Report on Form 10-K for the year ended September 30, 2013; and Form of Proxy Card are available at: www.edocumentview.com/ARWR IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Arrowhead Research Corporation Proxy — ARROWHEAD RESEARCH CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS THURSDAY, FEBRUARY 6, 2014 The undersigned stockholder of ARROWHEAD RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 19, 2013, and hereby appoints Christopher Anzalone and Jane Davidson, or any of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Arrowhead Research Corporation to be held on Thursday, February 6, 2014 at 10:00 a.m., local time, at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, California 91101 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each director, IN FAVOR of Proposals 2, 3 and 4 and as the proxy holders deem advisable on such other matters as may properly come before the meeting. This Proxy is revocable with respect to any Proposal in the manner set forth in the Proxy Statement under the heading “Revocability of Proxies.”